UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

__________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported):
May 19, 2008

CORNERSTONE GROWTH & INCOME REIT, INC.
(Exact name of registrant as specified in its charter)

MARYLAND	333-139704	20-5721212
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1920 Main Street, Suite 400
Irvine, California 92614
(Address of principal executive offices)

(949) 852-1007
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02 Departure of Directors or Certain Officers

On May 21, 2008, Dominic Petrucci, the Company’s Chief Operating Officer, and Robert Peterson, the Company’s Chief Investment Officer, informed the Company that they would be resigning from their positions with the Company effective June 30, 2008.

Item 8.01  Other Events

On May 19, 2008, the Company’s advisor entered into agreements with Servant Investments, LLC and Servant Healthcare Investments, LLC, Florida based real estate operating companies. Under the terms of these agreements Servant Investments and Servant Healthcare Investments will provide real estate acquisition and portfolio management services to the Company’s advisor in connection with healthcare and net leased retail properties acquired by the Company in specified geographic areas.

Servant founders, Rick Steinberger, Robb Chapin and John Mark Ramsey, bring decades of investment experience in healthcare and net leased retail real estate properties. Prior to founding Servant, Rick Steinberger and Robb Chapin served as senior executives with Trustreet Properties/CNL (predecessor to GE Capital Solutions) and John Mark Ramsey served as a senior executive of CNL Retirement Properties, now Health Care Property Investors.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORNERSTONE GROWTH & INCOME REIT, INC.

Dated: May 23, 2008	By:	/s/ Sharon C. Kaiser
Sharon C. Kaiser,
Chief Financial Officer

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